Exhibit 99.1

STOCK PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), effective on the date of execution by the last party to execute it (the “Effective Date”) is entered into by and between Ted Karkus (the “Seller”), and Louis Gleckel, MD. (the “Investor”).

RECITALS

Investor wishes to purchase from Seller, and Seller wishes to sell to Investor, 100,000 shares (the “Shares”) of ProPhase Labs Common Stock, par value $0.0001 per share, at a price per share of $1.75 (the closing stock price on March 26, 2020 – the Effective Date), for an aggregate purchase price paid by Investor of $175,000.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Purchase. Seller agrees to sell to Investor, and Investor agrees to buy from Seller, the Shares pursuant to the terms of this Section 1.

(a) Payment. Upon execution of the Agreement, Investor shall immediately deliver to Seller by personal check the amount of $175,000 (the “Payment”).

(b) Stock Issue. Within 1 business day (or as soon thereafter as is practical) after the Seller receives the Investor’s Payment, seller shall direct American Stock Transfer (ProPhase Labs, Inc. transfer agent) to transfer 100,000 shares of common stock from Seller to Investor.

(c) Price Per Share. The parties acknowledge that the price per share for this transaction is equal to the closing price per share on the Effective Date, March 26, 2020.

2. Representations and Warranties of the Seller. The Seller represents and warrants to the Investor that:

(a) Organization and Authority of the Seller. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transaction contemplated hereby have been duly authorized by all requisite action on the part of the Seller.

(b) Issuance of Securities. The issuance of the Shares has been duly authorized and when transferred, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Investor in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

3. Representations and Warranties of the Investor. The Investor represents and warrants to the Seller upon the acquisition of the Shares as follows:

(a) Organization and Authority of Investors. The execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Investor.

(b) Binding Obligation. This Agreement has been duly executed and delivered by the Investor, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) Investment Experience. The Investor acknowledges that it has prior investment experience, including investments in non-listed and non-registered securities and is able to evaluate the merits and risks of such an investment, and the Investor represents that it understands the highly speculative nature of this investment which may result in the loss of the total amount of such investment. The Investor has the requisite knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment.

(d) No General Solicitation. The Investor acknowledges that it is not acquiring the Shares as a result of any general solicitation or advertising.

(e) Knowledge With Respect to the Issuer. Investor acknowledges that (i) he is a member of Issuer’s Board of Directors and therefore has a deep understanding and knowledge of the business and prospects of the Issuer; (ii) Seller is CEO of Issuer and therefore may have information concerning Issuer that Investor is not aware of; (iii) Investor requested that Seller enter into this transaction and Seller did not initiate this transaction; (iv) Investor waives any obligation on the part if Seller to have disclosed any information concerning the Issuer that Investor is not otherwise aware of, and covenants not to assert any claims arising from any information concerning the Issuer of which Investor was not otherwise aware.

4. Covenants.

(a) Filing of Form 4. The Seller and the Investor both agree that they shall, within the time required under the Securities Exchange Act of 1934, as amended (the “1934 Act”), file a Form 4 or other required reports with respect to this transaction.

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5. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Seller.

(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of law provisions that would result in the application of the substantive law of another jurisdiction.

(c) JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT ONLY IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS AGREEMENT BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. BY ACCEPTANCE HEREOF, THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Entire Agreement. This Agreement constitutes and contains the entire agreement among Company and the Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(f) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:

(i) if to the Seller, at:

Ted Karkus

188 Hewlett Neck Road

Woodmere, NY 11598__

or

(ii) if to the Investor, at:

Louis Gleckel, MD

2 Ohio Drive, Suite 200

Lake Success, NY 11042

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or at such other address or facsimile number as the Seller shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, postage prepaid and addressed as aforesaid, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by e-mail, upon confirmation of receipt.

(g) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

SELLER:

By:	/s/ Ted Karkus
Name:	Ted Karkus

Date:	03/26/2020

Mailing Address:

188 Hewlett Neck Road

Woodmere, NY 11598

…………………………………………………………………………….

INVESTOR:

By:	/s/ Louis Gleckel
Louis Gleckel, MD

Date:	03/26/2020

Mailing Address:

2 Ohio Drive, Suite 200

Lake Success, NY 11042

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